Exhibit 24.1

POWER OF ATTORNEY

The undersigned director of HORIZON BANCORP, INC., an Indiana corporation (the “Company”), does hereby make, constitute and appoint each of Thomas M. Prame and John R. Stewart, and each of them with the power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including pre-effective and post-effective amendments to a Registration Statement or Registration Statements to be filed on Form S-3 or other applicable form, with all exhibits thereto, and any other documentation in connection therewith, to be filed by said Company with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney this 20th day of October, 2025.

/s/ Thomas M. Prame	/s/ Michele M. Magnuson
Thomas M. Prame	Michele M. Magnuson

/s/ Eric P. Blackhurst	/s/ Steven W. Reed
Eric P. Blackhurst	Steven W. Reed

/s/ Kevin W. Ahern	/s/ Vanessa P. Williams
Kevin W. Ahern	Vanessa P. Williams

/s/ Lawrence E. Burnell	/s/ Michele A. Samuels
Lawrence E. Burnell	Michele A. Samuels

/s/ James B. Dworkin	/s/ Brian C. Walker
James B. Dworkin	Brian C. Walker

/s/ Julie Scheck Freigang	/s/ Larry S. Magnesen
Julie Scheck Freigang	Larry S. Magnesen

/s/ Brian W. Maass
Brian W. Maass